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                                                        EXHIBIT 1.1


                          HARRAH'S OPERATING COMPANY, INC.


                             GUARANTEED DEBT SECURITIES

                 PAYMENT OF PRINCIPAL, INTEREST AND PREMIUM, IF ANY
                                   GUARANTEED BY

                            HARRAH'S ENTERTAINMENT, INC.


                          STANDARD UNDERWRITING PROVISIONS


                                  JANUARY 12, 1999


        From time to time, Harrah's Operating Company, a Delaware corporation (the "COMPANY"), and Harrah's Entertainment, Inc., a Delaware corporation (the "GUARANTOR"), may enter into one or more underwriting agreements, in the form of Annex I hereto, that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "UNDERWRITING AGREEMENT"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.

        The terms and rights of any particular issuance of Debt Securities shall be as specified in the Underwriting Agreement relating thereto and in or pursuant to the particular indenture, including any supplement thereto (the "INDENTURE") identified in such Underwriting Agreement.

        The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Debt Securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "PROSPECTUS SUPPLEMENT") specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The term "REGISTRATION STATEMENT" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "BASIC PROSPECTUS" means the prospectus included in the Registration Statement. The term "PROSPECTUS" means the Basic Prospectus together with the Prospectus Supplement. The term "PRELIMINARY PROSPECTUS" means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "SUPPLEMENT," "AMENDMENT" and "AMEND" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the

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"EXCHANGE ACT").

        The term "GAMING LAWS" means any foreign, federal, state or local law and the rules and regulations thereunder and any similar laws and regulations governing any aspect of legalized gambling in any foreign, federal, state or local jurisdiction in which the Company or the Guarantor or any of their respective subsidiaries conducts business.

        1. REPRESENTATIONS AND WARRANTIES. The Company and the Guarantor, jointly and severally, represent and warrant to and agree with each of the Underwriters that:


                (a) The Registration Statement Nos. 333-69263 and 333-69263-01 has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission;

                (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
        (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), of the Trustee;

                (c) Each of the Company and the Guarantor has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company or the Guarantor and their respective subsidiaries, taken as a whole;

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                (d)     Each subsidiary of the Company and the Guarantor,
        respectively, has been duly organized, is validly existing as a corporation, limited liability company or partnership in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company or the Guarantor and their respective subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company and the Guarantor, respectively, have been duly and validly authorized and issued, are fully paid and non-assessable. Except as set forth in or as incorporated by reference in the Registration Statement, all of the shares of capital stock or other equity or partnership interests of each subsidiary of the Company or the Guarantor which would be considered a "significant subsidiary" for purposes of Rule 1-02 under Regulation S-X pursuant to the Securities Act (the "Significant Subsidiaries") are owned directly or indirectly by the Company or the Guarantor, respectively. Except as set forth in or as incorporated by reference in the Registration Statement, all of the shares of capital stock or other equity or partnership interests of subsidiaries of the Company or the Guarantor held by the Company or the Guarantor are held free and clear of all liens, encumbrances, equities or claims except such liens, encumbrances, equities or claims imposed by Gaming Laws, the terms of any partnership agreement pertaining to any partnership that is a subsidiary of the Company or which would not would not have a material adverse effect on the Company or the Guarantor and their respective subsidiaries, taken as a whole;

                (e) This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor;

                (f) The Indenture has been duly qualified under the Trust Indenture Act and has been, or will be by the Closing Date, duly authorized, executed and delivered by each of the Company and the Guarantor and, assuming due authorization, execution and delivery thereof by the Trustee, is, or will be by the Closing Date, a valid and binding agreement of each of the Company and the Guarantor, respectively, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;

                (g) The Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, (assuming due authorization, execution and delivery thereof by the Trustee) will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company and the Guarantor, respectively, in each case enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;

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                (h)     The execution and delivery by each of the Company and
        the Guarantor of, and the performance by each of the Company and the Guarantor of its respective obligations under, this Agreement and the Indenture, the Offered Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or the Guarantor, respectively, or any agreement or other instrument binding upon the Company or any of its subsidiaries, or the Guarantor or any of its subsidiaries, respectively, that is material to the Company or the Guarantor and their respective subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or the Guarantor and any of their respective subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Guarantor of its respective obligations under this Agreement, the Indenture, the Offered Securities, except such as has been obtained under the Securities Act, the Exchange Act, and the rules and regulations thereunder, or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities or as may be required pursuant to Gaming Laws;

                (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company or the Guarantor and their respective subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement);

                (j) There are no legal or governmental proceedings pending or threatened to which the Company or the Guarantor and any of their respective subsidiaries is a party or to which any of the properties of the Company or the Guarantor or any of their respective subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required. Neither the Company nor the Guarantor has any reason to believe that any governmental agency with authority pursuant to any Gaming Law is investigating the Company, the Guarantor or any of their respective subsidiaries, other than in ordinary course administrative reviews, in connection with the Indiana Gaming Commission's review of the Company and the Guarantor following the Company's acquisition of Showboat, Inc. and proposed acquisition of an additional equity interest in the entities which own the East Chicago Showboat casino or in any ordinary course review of the transactions contemplated hereby;

                (k) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder;

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                (l)     Neither the Company nor the Guarantor is and, after
        giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled by an investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

                (m) The Company and the Guarantor and their respective subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"),
        (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a material adverse effect on the Company or the Guarantor and their respective subsidiaries, taken as a whole;

                (n) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a material adverse effect on the Company or the Guarantor and their respective subsidiaries, taken as a whole;

                (o) Except as disclosed in the Prospectus, each of the Company and the Guarantor and their respective subsidiaries has sufficient trademarks, trade names, patent rights, copyrights, or licenses to conduct their businesses as now conducted in all material respects;

                (p) Except as disclosed in or specifically contemplated by the Prospectus, each of the Company and the Guarantor and their respective subsidiaries has sufficient licenses, approvals and authorizations required pursuant to Gaming Laws to conduct their businesses except such licenses, approvals and authorizations required pursuant to Gaming Laws the absence of which, either individually or in the aggregate, would not have a material adverse effect on the Company or the Guarantor and their respective subsidiaries, taken as a whole;

                (q) Each of the Company's and Guarantor's and their respective subsidiaries' controlling persons, key employees, and, to the Company's or the Guarantor's knowledge, stockholders, have all necessary permits, licenses and other authorizations required by Gaming Laws for the Company, the Guarantor and their respective subsidiaries to

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        conduct their businesses as now conducted in all material respects; and
        neither the Company nor the Guarantor has any knowledge that any of their respective stockholders is unsuitable or may be deemed unsuitable by any authorities pursuant to Gaming Laws; and

                (r) No labor dispute with the employees of the Company or the Guarantor or any of their respective subsidiaries exists, or to the knowledge of the Company or the Guarantor, respectively, is imminent which would, individually or in the aggregate, have a material adverse effect on the Company or the Guarantor and their respective subsidiaries, taken as a whole.

        2. TERMS OF PUBLIC OFFERING. The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement has been entered into as in the Manager's judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Prospectus.

        3.      PAYMENT AND DELIVERY. Except as otherwise provided in this
Section 3, payment for the Offered Securities shall be made to the Company in Federal or other funds immediately available at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Offered Securities registered in such names and in such denominations as the Manager shall request in writing not less than one full business day prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Offered Securities to the Underwriters duly paid.

        4. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters are subject to the following conditions:

                (a) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date:

                        (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's or the Guarantor's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                        (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company or the Guarantor and their respective subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of the Manager, is material and adverse and

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                that makes it, in the judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

                (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Company and the Guarantor, to the effect set forth in
        Section 4(a)(i) above and to the effect that the representations and warranties of the Company and the Guarantor, respectively, contained in this Agreement are true and correct as of the Closing Date and that the Company and the Guarantor, respectively, have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                (c) The Underwriters shall have received on the Closing Date an opinion of E.O. Robinson, Jr., Senior Vice President and General Counsel of the Company and the Guarantor, dated the Closing Date, to the effect that:

                        (i) each of the Company, the Guarantor and the Significant Subsidiaries has been duly organized, is validly existing as a corporation, limited liability company or partnership in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company or the Guarantor and their respective subsidiaries, taken as a whole;

                        (ii) after inquiry of the members of the legal department of the Company, to the best of such counsel's knowledge, (A) there are no legal or governmental proceedings pending or threatened to which the Company or the Guarantor and any of their respective subsidiaries is a party or to which any of the properties of the Company or the Guarantor or any of their respective subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, (B) there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required, and (C) there is no investigation of the Company, the Guarantor or any of their respective subsidiaries, by any governmental agency with authority pursuant to any Gaming Law, other than in ordinary administrative reviews in connection with the Indiana Gaming Commission's review of the Company and the Guarantor following the Company's acquisition of Showboat, Inc. and proposed acquisition of an additional equity interest in the entities which own the


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                East Chicago Showboat casino or in any ordinary course review of the transactions contemplated hereby;

                        (iii) Each of the Company's and Guarantor's and their respective subsidiaries' controlling persons, key employees, and, to the best of such counsel's knowledge, their stockholders, have all necessary permits, licenses and other authorizations required by Gaming Laws for the Company, the Guarantor and their respective subsidiaries to conduct their businesses as now conducted except such licenses, approvals and authorizations required pursuant to Gaming Laws the absence of which, either individually or in the aggregate, would not have a material adverse effect on the Company or the Guarantor and their respective subsidiaries, taken as a whole; and to the best of such counsel's knowledge none of the respective stockholders of the Company or the Guarantor is unsuitable or may be deemed unsuitable by any authorities pursuant to Gaming Laws;

                        (iv) the statements (A) in the Prospectus under the caption "Regulation and Licensing," (B) in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus and (C) in "Item 1 - Legal Proceedings" of Part II of the Company's quarterly reports on Form 10-Q filed since such annual report, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                        (v) no consent, approval, authorization of, or qualification with any authority pursuant to Gaming Laws is required with respect to the issuance of the Offered Securities or the transactions contemplated by this Agreement and the Indenture, except as has already been obtained;

                        (vi) the execution and delivery by each of the Company and the Guarantor of, and the performance by the Company and the Guarantor of its respective obligations under, this Agreement, the Indenture and the Offered Securities will not contravene, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or the Guarantor and any of their respective subsidiaries that is material to the Company or the Guarantor and their respective subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or the Guarantor or any of their respective subsidiaries, including without limitation, pursuant to any Gaming Laws; and

                        (vii) to the best of such counsel's knowledge, each document filed by the Guarantor pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and schedules included therein as to


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                which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

                (d) The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins, outside counsel for the Company and the Guarantor, dated the Closing Date, to the effect that:

                        (i) this Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor;

                        (ii) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by each of the Company and the Guarantor and, assuming due authorization, execution and delivery thereof by the Trustee, is the legally valid and binding agreement of each of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;

                        (iii) the Offered Securities have been duly authorized and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, assuming due authorization, execution and delivery thereof by the Trustee, will be entitled to the benefits of the Indenture, will conform in all material respects as to legal matters to the descriptions thereof contained in the Prospectus under the heading "Description of Notes" and "Description of the Debt Securities" and will be legally valid and binding obligations of the Company and the Guarantor, respectively, enforceable against the Company and the Guarantor in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;

                        (iv) the execution and delivery of this Agreement, the Indenture and the Offered Securities by each of the Company and the Guarantor, and the performance by each of the Company and the Guarantor on or prior to the date hereof of its respective obligations under, this Agreement, the Indenture and the Offered Securities, will not violate the certificate of incorporation or by-laws of each of the Company or the Guarantor, respectively, the Delaware General Corporation law, or any provision of any applicable federal or New York statute, rule or regulation (other than federal securities laws, which are specifically addressed elsewhere herein, or state securities laws or Gaming Laws), and no consent, approval, authorization or order of, or filing with, any federal or New York or Delaware court or governmental agency or body is required for the performance by each of the Company and the Guarantor on or prior to the date hereof of its obligations under this Agreement, the Indenture and the Offered Securities, except such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the offer and sale of the Offered Securities or as may be required by Gaming Laws;

                        (v) the statements under the headings "Description of the Debt Securities," "Description of Notes" and "Plan of Distribution" in the Prospectus, and Item 15 of the Registration Statement, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein; and

                        (vi) the Registration Statement and the Prospectus comply as to form in all material respects with the requirements for registration statements on Form S-3 under the Act and the applicable rules and regulations of the Commission thereunder; it being understood, however, that such counsel need express no opinion with respect to documents incorporated by reference in the Registration Statement or the Prospectus or the financial statements and schedules and other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus; and

                        Such counsel shall also state that, in addition, no
                facts have come to such counsel's attention that cause such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need express no belief with respect to the financial statements and schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or with respect to the Form T-1.

                (e) The Underwriters shall have received on the Closing Date an opinion of Gibson, Dunn & Crutcher LLP, special counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 4(d)(i), 4(d)(ii), 4(d)(iii), 4(d)(v) (but only as to the statements in the Prospectus under "Description of the Debt Securities", "Description of Notes" and "Plan of Distribution") and the last paragraph of Section 4(d) above.

                With respect to the last paragraph of Section 4(d) above, Latham & Watkins may state that its opinion and belief are based upon its participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification (except to the extent set forth in Section 4(d)(v)). With respect to the last paragraph of
        Section 4(d) above, Gibson, Dunn & Crutcher LLP may state that its opinion and belief are based upon its participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification (except to the extent set forth in Section 4(d)(v)).

                The opinion of Latham & Watkins described in Section 4(d) above shall be rendered to the Underwriters at the request of the Company and the Guarantor and shall so state therein.

                (f) The Underwriters shall have received on the Closing Date one or more letters, dated prior to and on the Closing Date, in form and substance satisfactory to the Underwriters, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.


        5. COVENANTS OF THE COMPANY AND THE GUARANTOR. In further consideration of the agreements of the Underwriters herein contained, each of the Company and the Guarantor covenants with each Underwriter as follows:

                (a) To furnish the Manager, without charge, one signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish the Manager in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 5(c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.

                (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects.

                (c) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Manager will furnish to the Company) to which Offered Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                (d) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request.

                (e) To make generally available to the Company's security holders and to the Manager as soon as practicable an earning statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

                (f) During the period beginning on the date of the Underwriting Agreement and continuing until the date which is thirty
        (30) days after the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Offered Securities (other than (i) the Offered Securities and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Manager.

                (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Company's and the Guarantor's obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's and Guarantor's counsel and the Company's and Guarantor's accountants in connection with the registration and delivery of the Offered Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Offered Securities to the Underwriters, including any transfer or other taxes payable thereon (but excluding any transfer taxes on resale of any of the Offered Securities by the Underwriters), (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Offered Securities under state law and all expenses in connection with the qualification of the Offered Securities for offer and sale under state law as provided in Section 5(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) the fees and disbursements of the Company's and Guarantor's counsel and accountants and of the Trustee and its counsel,
        (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Offered Securities by the National Association of Securities Dealers, Inc., (vi) any fees charged by the rating agencies for the rating of the Offered Securities, (vii) the costs and expenses of the Company and the Guarantor relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and the Guarantor and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (viii) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantor hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 6 entitled "Indemnity and Contribution", and the last paragraph of Section 8 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, and any advertising expenses connected with any offers they may make.

        6.      INDEMNITY AND CONTRIBUTION.

                (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company or the Guarantor shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein.

                (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, and their respective directors, officers who sign the Registration Statement and each person, if any, who controls the Company or the Guarantor, respectively, within the meaning of either Section 15 of the Securities Act or Section 20 of the

Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 6(a) or 6(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to Section 6(a) above, and by the Company, in the case of parties indemnified pursuant to Section 6(b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified arty for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                (d)     To the extent the indemnification provided for in
Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate Public Offering Price of the Offered Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amounts of Offered Securities they have purchased hereunder, and not joint.

                (e) The Company, the Guarantor and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                (f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company and the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,
(ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or the Company or the Guarantor, or their respective officers or directors or any person controlling the Company or the Guarantor, respectively, and (iii) acceptance of and payment for any of the Offered Securities.

        7. TERMINATION. This Agreement shall be subject to termination by notice given by the Manager to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company or the Guarantor shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Manager, is material and adverse and (b) in the case of any of the events specified in clauses 7(a)(i) through 7(a)(iv), such event, individually or together with any other such event, makes it, in the judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

        8. DEFAULTING UNDERWRITERS. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate amount of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Offered Securities set forth opposite their respective names in the Underwriting Agreement bears to the aggregate amount of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the amount of Offered Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such amount of Offered Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Offered Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantor shall be unable to perform its obligations under this Agreement, the Company and the Guarantor will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

        9. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


        10. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

        11. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                      ANNEX 1
                                        TO
                          STANDARD UNDERWRITING PROVISIONS

                               UNDERWRITING AGREEMENT


                                       [Date]

Harrah's Entertainment, Inc.
Harrah's Operating Company, Inc.
1023 Cherry Road
Memphis, Tennessee 38117

Dear Sirs and Mesdames:

     We (the "MANAGER") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "UNDERWRITERS"), and we understand that Harrah's Operating Company, Inc., a Delaware corporation (the "COMPANY") and Harrah's Entertainment, Inc., a Delaware corporation (the "GUARANTOR"), propose to issue and sell [Currency and Principal Amount] aggregate initial offering price of [Full title of Debt Securities] (the "DEBT SECURITIES") [(The Debt Securities are collectively referred to herein as the "OFFERED SECURITIES.")] The Debt Securities will be issued pursuant to the provisions of an Indenture dated as of December 18, 1998 (the "INDENTURE") between the Company and IBJ Schroder Bank & Trust Company (the "TRUSTEE").

     Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Debt Securities set forth below opposite their names at a purchase price of ____% of the principal amount of Debt Securities [, plus accrued interest, if any, from [Date of Offered Securities] to the date of payment and delivery](1):

---------------
     (1) To be added only if the transaction does not close "flat" (i.e., when the purchaser pays accrued interest on the debt security at closing). Unless otherwise provided in the Debt Securities, accrued interest, if any, will be computed on the basis of a 360-day year of twelve 30-day months.


                                                          PRINCIPAL AMOUNT OF
                          NAME                              DEBT SECURITIES
---------------------------------------------------       --------------------
 Morgan Stanley & Co. Incorporated


 [Insert syndicate list]






 Total............................................
---------------------------------------------------       --------------------


     The Underwriters will pay for the Offered Securities upon delivery thereof at [office] at ______ a.m. (New York City time) on ___________, 199_, or at such other time, not later than 5:00 p.m. (New York City time) on __________, 199_, as shall be designated by the Manager. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

     The Offered Securities shall have the terms set forth in the Prospectus dated December __, 1998, and the Prospectus Supplement dated ____________, 199__, including the following:

Terms of Debt Securities
 Maturity Date:                                      _____________ ___, _____


  Interest Rate:                                     _____________ ___, _____


  Redemption Provisions:                             _____________ ___, _____


  Interest Payment Dates:                            ______________ ___ and
                                                     ______________ ___
                                                     commencing
                                                     _____________ ___, _____


  [(Interest accrues from:                           ________________,_____)](2)

  Form and Denomination:                              ______________

---------------
     (2)  To be added only if the transaction does not close flat.

 [Other Terms:]


     All provisions contained in the document entitled Harrah's Operating Company, Inc. Underwriting Agreement Standard Provisions (Debt Securities) dated December __, 1998, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.


                              Very truly yours,

                              MORGAN STANLEY & CO. INCORPORATED

                              Acting severally on behalf of itself and the
                                   several Underwriters named herein



                              By:
                                   --------------------------------------
                                   Name:
                                   Title:

Accepted:

HARRAH'S OPERATING COMPANY, INC.



By:
     -----------------------------
     Name:
     Title:


HARRAH'S ENTERTAINMENT, INC.



By:
     -----------------------------
     Name:
     Title:

                               UNDERWRITING AGREEMENT


                                  January 12, 1999

Harrah's Entertainment, Inc.
Harrah's Operating Company, Inc.
1023 Cherry Road
Memphis, Tennessee 38117

Dear Sirs and Mesdames:

     We (the "MANAGER") are acting on behalf of the underwriters (including ourselves) named below (such underwriters being herein called the "UNDERWRITERS"), and we understand that Harrah's Operating Company, Inc., a Delaware corporation (the "COMPANY"), and Harrah's Entertainment, Inc., a Delaware corporation (the "GUARANTOR"), propose to issue and sell Five Hundred Million Dollars ($500,000,000) aggregate initial offering price of 7.50% Senior Notes due January 15, 2009 (the "DEBT SECURITIES" or "NOTES"). The Debt Securities will be issued pursuant to the provisions of an Indenture, dated as of December 18, 1998, and a Supplemental Indenture, dated as of January 20, 1999 (the "INDENTURE") among the Company, the Guarantor and IBJ Whitehall Bank & Trust Company (the "TRUSTEE").

     Subject to the terms and conditions set forth or incorporated by reference herein, the Company and the Guarantor hereby agree to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Guarantor the respective principal amounts of Debt Securities set forth below opposite their names at a purchase price of 98.923% of the principal amount of Debt Securities, plus accrued interest, if any, from January 20, 1999 to the date of payment and delivery.


                                                        PRINCIPAL AMOUNT OF
                        NAME                              DEBT SECURITIES
---------------------------------------------       -------------------------

 Morgan Stanley & Co. Incorporated                  $290,000,000


 BancBoston Robertson Stephens Inc.                 $30,000,000


 Bear, Stearns & Co. Inc.                           $30,000,000


 Credit Suisse First Boston Corporation             $30,000,000


 Donaldson, Lufkin & Jenrette Securities            $30,000,000
 Corporation


 Lehman Brothers Inc.                               $30,000,000


 Merrill Lynch, Pierce, Fenner & Smith              $30,000,000
 Incorporated


 Prudential Securities Incorporated                 $30,000,000
---------------------------------------------       -------------------------

       Total................................        $500,000,000



     The Underwriters will pay for such Debt Securities upon delivery thereof at the facilities of The Depositary Trust Company at 10:00 a.m. (New York City time) on January 20, 1999, or at such other time, not later than 5:00 p.m. (New York City time) on January 20, 1999, as shall be designated by the Manager. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

     The Debt Securities shall have the terms set forth in the Prospectus dated December 31, 1998, and the Prospectus Supplement dated January 12, 1999, including the following:

TERMS OF DEBT SECURITIES:

 MATURITY DATE:                                    January 15, 2009


 INTEREST RATE:                                    7.50%



 INTEREST PAYMENT DATES:                           July 15 and January 15
                                                   commencing July 15, 1999
 INTEREST ACCRUES FROM:                            January 20, 1999
 FORM AND DENOMINATION:                            Registered, $1,000



 REDEMPTION PROVISIONS:


          The Notes are redeemable, in whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (a) 100% of the principal amount of the Notes then outstanding to be redeemed or (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to such date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 25 basis points, as calculated by an Independent Investment Banker, plus, in either of the above cases, accrued and unpaid interest thereon on the date of redemption (the "Redemption Date").

          As used herein:

          "Adjusted Treasury Rate" means, with respect to any Redemption Date:
     (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (the "Remaining Life").

          "Comparable Treasury Price" means, with respect to any Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

          "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

          "Reference Treasury Dealer" means (a) each of Morgan Stanley & Co. Incorporated, BancBoston Robertson Stephens Inc., Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and

     Prudential Securities Incorporated, and their respective successors; provided that, if the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer and (b) any other Primary Treasury Dealer selected by the Company.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

          The Company will mail a notice of redemption at least 30 days but not more than 60 days before the Redemption Date to each holder of Notes to be redeemed. If the Company elects to partially redeem the Notes, the Trustee will select in a fair and appropriate manner the Notes to be redeemed.

          Unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

          The mandatory disposition pursuant to gaming laws provisions of the Indenture will also be applicable to the Notes.


GUARANTEE:


          The Guarantor will irrevocably and unconditionally guarantee, on an unsecured senior basis, the payment of all obligations of the Company under the Notes. If the Company defaults in the payment of the principal of, premium, if any, or interest on such Notes when and as the same shall become due, whether upon maturity, acceleration, call for redemption or otherwise, without the necessity of action by the Trustee or any holder of such Notes, the Guarantor shall be required promptly and fully to make such payment.


SINKING FUND PROVISIONS:

               No sinking fund provisions.

OTHER TERMS:


          All provisions contained in the document entitled Harrah's Operating Company, Inc. Underwriting Agreement Standard Provisions (Debt Securities) dated January 12, 1999, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not a Debt Security shall not be deemed to be a part of this Agreement and
     (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.


                    [Remainder of Page Intentionally Left Blank]

     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                              Very truly yours,

                              MORGAN STANLEY & CO. INCORPORATED

                              Acting severally on behalf of itself and the
                                   several Underwriters named herein



                              By:  /s/ Michael Fusco
                                   --------------------------------------
                                   Name:     Michael Fusco
                                   Title:    Vice President

Accepted:

HARRAH'S OPERATING COMPANY, INC.



By:  /s/ Stephen H. Brammell
     -----------------------------
     Name:     Stephen H. Brammell
     Title:    Vice President



HARRAH'S ENTERTAINMENT, INC.



By:  /s/ Stephen H. Brammell
     -----------------------------
     Name:     Stephen H. Brammell
     Title:    Vice President